UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2023

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Rd. Building 3 Billerica, MA 01862	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Exchange Agreement

As previously reported, on March 14, 2022, Agrify Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Lender”), pursuant to which, among other things, the Company agreed to issue and sell to the Lender, in a private placement transaction, in exchange for the payment by the Lender of $65,000,000, less applicable expenses as set forth in the Securities Purchase Agreement, (i) a senior secured promissory note in an aggregate principal amount of $65,000,000 (the “Original Note”), and (ii) a warrant (the “Original Warrant”) to purchase up to an aggregate of 688,111 shares of common stock of the Company, par value $0.001 per share (“Common Stock”). As also previously reported, on August 18, 2022, the Company entered into a Securities Exchange Agreement. Pursuant to that agreement, the Company made a payment of approximately $35.2 million as a prepayment under the Original Note and exchanged the remaining balance of the Original Note for (i) a new senior secured note (the “August 2022 Note”) with an aggregate original principal amount of $35.0 million and (ii) a new warrant to purchase 1,422,765 shares of Common Stock. Additionally, the Company exchanged the Original Warrant for a new warrant for the same number of underlying shares but with a reduced exercise price. The closing under the Securities Purchase Agreement is expected to occur on or around March 9, 2023, subject to customary closing conditions.

On March 8, 2023, the Company entered into a new Securities Exchange Agreement (the “Exchange Agreement”) with the Lender. Pursuant to the Exchange Agreement, at closing the Company will prepay approximately $10.3 million in principal amount under the August 2022 Note and exchange $10.0 in principal amount of the remaining balance of the August 2022 Note for a new senior secured convertible note (the “Convertible Note”) with an original principal amount of $10.0 million.

The Convertible Note will be a senior secured obligation of the Company and will rank senior to all indebtedness of the Company. The Convertible Note will mature on August 19, 2025 (the “Maturity Date”) and will contain a 9.0% annualized interest rate, with interest to be paid monthly, in cash, beginning April 1, 2023. The principal amount of the Convertible Note will be payable on the Maturity Date, provided that the Lender will be entitled to a cash sweep of 30% of the proceeds of any at-the-market equity offering and 20% of the proceeds received by the Company in connection with any other equity financing, which will reduce the outstanding principal amount under the August 2022 Note or the Convertible Note.

At any time, the Company may prepay all of the Convertible Note by redemption at a price equal to 102.5% of the then-outstanding principal amount under the Convertible Note plus accrued but unpaid interest. The Lender will also have the option of requiring the Company to redeem the Convertible Note (i) on August 19, 2023 or August 19, 2024 at a price equal to the then-outstanding principal amount under the Convertible Note plus accrued but unpaid interest, provided that the redemption right on August 19, 2023 will not be exercisable if the Company raises at least $8.0 million in gross proceeds from equity offerings prior to such date, or (ii) if the Company undergoes a fundamental change at a price equal to 102.5% of the then-outstanding principal amount under the Convertible Note plus accrued but unpaid interest.

The Convertible Note will impose certain customary affirmative and negative covenants upon the Company, as well as covenants that will (i) restrict the Company and its subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, (ii) restrict the ability of the Company and its subsidiaries from making certain investments, subject to specified exceptions, and (iii) restrict the declaration of any dividends or other distributions, subject to specified exceptions. If an event of default under the Convertible Note occurs, the Lender can elect to redeem the Convertible Note for cash equal to (A) 115% of the then-outstanding principal amount of the Convertible Note (or such lesser principal amount accelerated by the Investor), plus accrued and unpaid interest, including default interest, which accrues at a rate per annum equal to 15% from the date of a default or event of default, or, only in connection with certain events of default, (B) the greater of the amount under clause (A) or the sum of (i) 115% of the product of (a) the conversion rate in effect as of the trading day immediately preceding the date that the Lender delivers a notice of acceleration; (b) the total then outstanding principal amount under the Convertible Note (in thousands); and (c) the greater of (1) the highest daily volume weighted average price (“VWAP”) per share of Common Stock occurring during the fifteen consecutive trading days ending on, and including, the trading day immediately before the date the Lender delivers such notice and (2) the highest daily VWAP per share of Common Stock occurring during the fifteen consecutive trading days ending on, and including, the trading immediately before the date the applicable event of default occurred and (ii) the accrued and unpaid interest on the Convertible Note.

Until the date the Convertible Note is fully repaid, the Lender will have, subject to certain exceptions, the right to participate for up to 30% of any offering of debt, equity (other than an offering of solely Common Stock), or equity-linked securities, including without limitation any debt, preferred stock or other instrument or security, of the Company or its subsidiaries.

If the Lender elects to convert the Convertible Note, the conversion price per share will be $0.3820, subject to customary adjustments for certain corporate events. The conversion of the Convertible Note will be subject to certain customary conditions. The Convertible Note may not be converted into shares of Common Stock if such conversion would result in the Lender and its affiliates owning an aggregate of in excess of 4.99% of the then-outstanding shares of Common Stock, provided that upon 61 days’ notice, such ownership limitation may be adjusted by the Lender, but in any case, to no greater than 9.99%.

Note Amendment

Concurrently with the closing under the Exchange Agreement, the Company and the Lender will enter into an Amendment to the August 2022 Note (the “Note Amendment”). Pursuant to the Note Amendment, the August 2022 Note will be amended to, among other changes, remove covenants that require the Company not to exceed maximum levels of allowable cash spend while the August 2022 Note is outstanding and require the Company to maintain minimum amounts of cash on hand. The Note Amendment will also increase the cash sweep percentage applicable to proceeds from at-the-market equity offerings to 30% and revise the covenants regarding permitted acquisitions and permitted Total Turnkey Investments to broaden the scope of permissible investments, and will provide that the right of the Lender to redeem the August 2022 Note on August 19, 2023 will not be exercisable if the Company raises at least $8.0 million in gross proceeds from equity offerings prior to such date. The Note Amendment will add a new covenant to the August 2022 Note that will require the Company to prepay at least $3.0 million in principal amount under the August 2022 Note on or before December 31, 2023, inclusive of any cash sweep amounts.

The foregoing summaries of the Exchange Agreement, the form of Convertible Note and the form of Note Amendment do not purport to be complete and are qualified in their entirety by reference to the copies of the Exchange Agreement, the form of Convertible Note and the form of Note Amendment that are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively.

The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Exchange Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Exchange Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Exchange Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Convertible Note is incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Exchange is incorporated herein by reference into this Item 3.02.

The Convertible Note and the shares of Common Stock issuable upon its conversion (collectively, the “Securities”) will be offered and sold to the Lender in a transaction exempt from registration under the Securities Act in reliance on Section 3(a)(9) thereof. The Lender represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities will not be registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, notes, warrants or any other securities of the Company.

Item 8.01. Other Events.

On March 9, 2023, the Company issued a press release announcing its entry into the Exchange Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description

4.1	Form of Senior Secured Convertible Note

4.2	Form of Amendment of Senior Secured Note

10.1*	Exchange Agreement, dated as of March 8, 2023, by and among Agrify Corporation and the investor listed therein

99.1**	Press Release of Agrify Corporation dated March 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

**	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: March 9, 2023	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer

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